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                                                                    EXHIBIT 99.1


                         AGREEMENT AMONG FILING PARTIES


      THIS AGREEMENT is made and entered into on March 19, 2001, by and among LSF3 Capital Investments I, a Delaware limited liability company; LSF3 Capital Investments II, a Delaware limited liability company; LSF3 REOC I, L.P., a Delaware limited partnership; LSF3 GenPar I, LLC, a Delaware limited liability company; Lone Star Fund III L.P., a Delaware limited partnership; Lone Star Partners III, L.P., a Bermuda limited partnership; Lone Star Management Co. III, Ltd., a Bermuda exempted limited liability company; John P. Grayken; Hudson Advisors, L.L.C., a Texas limited liability company; Hudson Advisors Associates, L.P., a Texas limited partnership and Advisors GenPar, Inc., a Texas corporation (collectively referred to herein as the "FILING PARTIES").

      WHEREAS, Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "Act"), requires that, when a Schedule 13D is filed on behalf of more than one person, an agreement be executed and filed as an exhibit to the
Schedule 13D reflecting that the Schedule 13D is being filed on behalf of all such persons:

      NOW, THEREFORE, in consideration of the premises and the mutual promises stated herein, the Filing Parties hereby agree as follows:

      1. Each Filing Party agrees that a single Schedule 13D (and any amendments thereto) shall be filed jointly on behalf of all the Filing Parties with respect to the paired shares of common stock, $.001 par value per share, of U.S. Restaurant Properties, Inc., a Delaware corporation.

      2. Each Filing Party acknowledges and agrees that, pursuant to Rule 13d-1(k)(1) under the Act, each Filing Party individually is (i) eligible to use the Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such Filing Party contained in such Schedule 13D. None of the Filing Parties, however, shall be responsible for the completeness or accuracy of information concerning any other Filing Party contained in such
Schedule 13D, or any amendments thereto, unless such Filing Party knows or has reason to believe that such information is incomplete or inaccurate.

      3. This agreement shall not be assignable by any Filing Party. Any assignment in violation of the foregoing shall be null and void.

      4. This agreement shall terminate upon the written notice of termination given by any Filing Party to the other Filing Parties.

      5. This agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof.


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      IN WITNESS WHEREOF, each of the undersigned has hereby executed this
Agreement Among Filing Parties as of the date or dates indicated below.

LSF3 Capital Investments I, LLC, a Delaware limited liability company

      By:  LSF3 REOC I, L.P., its Sole Member and
           a Delaware limited partnership

      By:  LSF3 GenPar I, LLC, its General Partner and
           a Delaware limited liability company


      By:  /s/ Benjamin D. Velvin III
         -------------------------------------
               Benjamin D. Velvin III
               Vice President

      Date:  March 19, 2001
           -----------------------------------


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LSF3 REOC I, L.P., a Delaware limited partnership

      By:   LSF3 GenPar I, LLC, its General Partner and
            a Delaware limited liability company


      By:  /s/ Benjamin D. Velvin III
         -------------------------------------
               Benjamin D. Velvin III
               Vice President

      Date:  March 19, 2001
           -----------------------------------


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LSF3 GenPar I, LLC, a Delaware limited liability company

By:  /s/ Benjamin D. Velvin III
   -------------------------------------
         Benjamin D. Velvin III
         Vice President

Date:  March 19, 2001
     -----------------------------------


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Lone Star Fund III L.P., a Delaware limited partnership

      By:   Lone Star Partners III, L.P., its General Partner and
            a Bermuda limited partnership

      By: Lone Star Management Co. III, Ltd., its General Partner and a Bermuda exempted limited liability company


      By:  /s/ John P. Grayken
         -------------------------------------
               John P. Grayken
               President

      Date:  March 19, 2001
           -----------------------------------


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Lone Star Partners III, L.P., a Bermuda limited partnership

      By: Lone Star Management Co. III, Ltd., its general partner and a Bermuda exempted limited liability company


      By:  /s/ John P. Grayken
         -------------------------------------
               John P. Grayken
               President

      Date:  March 19, 2001
           -----------------------------------


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Lone Star Management Co. III, Ltd., a Bermuda exempted
liability company


By:  /s/ John P. Grayken
   -------------------------------------
         John P. Grayken
         President

Date:  March 19, 2001
     -----------------------------------


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LSF3 Capital Investments II, LLC, a Delaware limited
liability company

      By:   Lone Star Partners III, L.P., its General Partner and
            a Bermuda limited partnership

      By: Lone Star Management Co. III, Ltd., its General Partner and a Bermuda exempted limited liability company


      By:  /s/ John P. Grayken
         -------------------------------------
               John P. Grayken
               President

      Date:  March 19, 2001
           -----------------------------------


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Date: March 19               , 2001         /s/ John P. Grayken
     ------------------------              ------------------------------------
                                            John P. Grayken


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Hudson Advisors, L.L.C., a Texas limited liability company


By:  /s/ Robert J. Corcoran
   -------------------------------------
        Robert J. Corcoran
        President

Date:  March 19, 2001
     -----------------------------------


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Hudson Advisors Associates, L.P., a Texas limited partnership

       By:  Advisors GenPar, Inc., its General Partner and
            a Texas corporation


       By:  /s/ Robert J. Corcoran
          -------------------------------------
                Robert J. Corcoran
                President

      Date:  March 19, 2001
           ------------------------------------


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Advisors GenPar, Inc., a Texas corporation


By:  /s/ Robert J. Corcoran
   -------------------------------------
         Robert J. Corcoran
         President

Date:  March 19, 2001
     -----------------------------------